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                                                                    EXHIBIT 24.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 24, 1994 included (or incorporated by reference) in Weirton Steel Corporation's Form 10-K for the year ended December 31, 1993 and to all references to our Firm included in this registration statement.

                                                           Arthur Andersen & Co.

Pittsburgh, Pennsylvania

August 8, 1994